EXHIBIT 6.44

                                 LEASE AGREEMENT


         THIS AGREEMENT made this 23rd day of July, 1999, by and between Walter Terenik, hereinafter referred to as "Landlord"; and 1-800-AutoTow Gulf Coast East, Inc., a Florida Corporation with principal offices in Palm Beach County, Florida, hereinafter referred to as "Tenant".

         WHEREAS Landlord is the owner of the real property located in Lake, County, which property has a physical address of 114 Guava Street, Lady Lake, FL 32159;

         WHEREAS the parties desire to enter a lease agreement to define their respective rights, duties and liabilities relating to the premises.

                                   WITNESSETH

         IN CONSIDERATION of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. Landlord leases to Tenant and Tenant hires and takes as Tenant the premises at the above physical address, for a term of sixty (60) months. The rental period shall begin on the 1st day of August (hereinafter the "anniversary date"), 1999, and shall end on the last day of July, 2004 (hereinafter the termination date).

         2. This lease shall be automatically renewed on the same terms for an additional twelve month period on the anniversary date first following the termination date, and on each anniversary date thereafter unless notice to the contrary is provided by either party to the other at least ninety (90) days in advance of the termination date and each applicable anniversary of the termination date thereafter. Each party's respective failure to so notify the other party will conclusively be deemed that party's affirmative agreement to extend this lease.

         3. The premises herein leased shall be for the exclusive use of Tenant.

RENT

         4. The total amount due under the initial period of this lease agreement is $180,000.00, payable at the rate of $3,000.00 per month plus applicable sales/use tax. Tenant shall pay the above monthly rental sum in advance.

PROPERTY ASSESSMENTS

         5. All taxes assessed against the property by the Lake County Tax Appraiser's office shall be paid by Landlord on or before the due date of such taxes. These include, but are not limited to, all assessments by City, County, School, and/or Special Districts.

         6. Any tax assessment will be paid as it comes due, and will be chargeable against Landlord. Failure to pay such taxes will constitute a breach of this agreement. In the event that a tax certificate should issue against the property as a result of Landlord's failure to pay any tax bill, Tenant may cure such lien against the property and apply said amount against the monthly lease obligations.

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         7. In the event special assessments are charged against the property, then Landlord shall be responsible for the payment of the assessment. These assessments may include water and/or sewer line repair/replacement, road repair or resurfacing, or any other such assessment as may be made under any Municipal, County, Special District governmental or quasi-governmental commission, entity, or other authority.

INSURANCE

         8. Tenant shall be responsible for and required to maintain insurance on the leasehold property. Such insurance must include, but is not limited to: liability insurance against personal injury for all persons on, within, or about the leasehold premise whether employees or business invitees/licensees; property coverage for any damage to the leasehold premise which shall include hurricane/wind coverage. Landlord reserves the right to specify the amount and type of insurances to be provided, so long as such insurance is commercially reasonable in light of all circumstances. Failure to maintain such insurance shall constitute a breach of this agreement. Landlord shall, at no expense to Landlord, be named an additional named insured on such policies of insurance.

USE OF PREMISES

         9. Tenant shall use or permit the premises to be used for all purposes consistent with a vehicle towing service and attendant repair services. Tenant shall not perform any act or use the premises in any manner that may be prohibited under fire, safety, health or sanitation codes or regulations.

         10. Tenant shall comply with all governmental laws, ordinances, regulations and statutes affecting the premises either now or in the future. Tenant shall not use the premises in any manner which is unlawful and any such use shall terminate the lease immediately.

         11. Landlord shall put Tenant in actual possession of the premises at the beginning of the term and hereby covenants that Tenant, on paying the said rent and performing the covenants herein agreed to, shall peacefully and quietly have, hold and enjoy the said demised premises for the entire term, subject to the terms of this Lease. If for any reason Landlord does not deliver possession of the premises at the commencement of the term, but does so deliver possession within thirty (30) days of the commencement of the term of the lease, then this lease shall not be void or voidable. However, there shall be a proportionate reduction in total rent covering the period between the commencement of the term and actual delivery of the premises to Tenant, in the event of late delivery by Landlord. Any delivery of the premises later than thirty (30) days of the commencement of the term of the lease shall render this lease voidable by Tenant, and Tenant may so void by providing Landlord with notice that such lease shall be void if the premises herein leased by Tenant are not delivered within a period no less than five (5) days after such notice. Landlord shall not be liable to Tenant for any loss or damage resulting from any failure of Landlord to deliver the premises to Tenant, except Landlord shall promptly return any unearned sums paid or deposited by Tenant.

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         12. In the event either party seeks enforcement of this lease against the other party, then the prevailing party shall be awarded as damages all costs and reasonable attorney's fees incurred in such enforcement.

         13. Landlord represents that there are no environmental violations with respect to any prior usage of the premises and shall defend and hold Tenant harmless for any claim made with respect to any such prior usage.

RESPONSIBILITIES OF PARTIES

         14. Tenant shall provide and pay for electric power, water, sewage, garbage collection, all taxes and assessments, and any and all costs or expenses of normal maintenance of the property subject to normal wear and tear. Tenant shall also maintain all appliances, heating, air conditioning, plumbing, water heater, telephone system, backup generator or the like in usable and safe condition.

         15. Tenant will keep the premises in a clean and healthy condition, in accordance with the ordinances of the applicable municipal government or other governing body and the direction of the proper authorities; Tenant will keep the premises in good repair, and at the end of the term will deliver the premises in good order and condition, reasonable use and wear alone excepted. Landlord or his agents shall be permitted at any time upon notice during the term hereby created to enter and examine said premises at any reasonable hour of the day. Whenever necessary for any repairs, servants and agents of the Landlord shall be permitted to enter and to make the same. "Reasonable hours" shall be deemed to be at least twenty-four hours advance notice to Tenant except for the making of repairs.

         16. Tenant will not assign, transfer, or set over this lease, or sublet all or any part of the premises, without explicit written agreement of the Landlord, which shall not be unreasonably withheld. Any attempt to transfer, assign or set over this lease, or to sublet all or any part of the premises without such explicit written agreement of the Landlord shall immediately terminate this lease, and Tenant shall remain responsible for all sums due under this lease.

         17. During the three months prior to the expiration of the term hereby created, if notice to terminate has been given, Tenant will permit the Landlord or his agents to enter and show the premises to persons desiring to rent the same during reasonable hours of the day until rented. Any such showings shall be with at least 24 hours advance notice whenever possible. During the last thirty
(30) days of the three month period prior to the expiration of the term hereby created, Tenant will permit the Landlord or his agent to place upon the said premises any notice or sign of "For Rent" or the like, and Tenant shall allow any such notice or sign to remain there without hindrance or molestation until rented. Tenant will permit the Landlord or his agent to place upon the said premises any notice or sign of "For Sale" or the like at any time, and Tenant shall allow any such notice or sign to remain there without hindrance or molestation until such property is sold.

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CONDITION OF PREMISES

         18. Landlord's sole liability in the event that any portion of the premises is denied use to Tenant by any governmental authority or agency shall be a pro-rata abatement of rent.

         19. Tenant shall not remove any leasehold improvements whether made by Landlord or Tenant, inclusive of window dressings, carpeting, wall coverings, doors and all other such improvements, unless specifically agreed to by Landlord in writing.

         20. Tenant shall, upon vacating the premises for any reason, leave the premises in a clean, repaired, tenantable condition, normal wear and tear excepted, and shall be responsible for all costs or expenses necessary to place the premises in such condition, including such reasonable charges as may be made by Landlord for Landlords time and efforts to place such premises into such proper condition.

DAMAGE TO PREMISES

         21. If the premises, during the term of this lease, are destroyed or damaged by fire, storm or other unavoidable casualty so that they are rendered unfit for Tenant, or in case Tenant shall be prevented from using the premises by reason of any action on the part of city or state officers, then the rent or a just proportionate part thereof according to the nature and extent of the injury sustained, shall be suspended or abated until the premises shall have been put in proper condition for use by Tenant, or until Tenant is permitted to resume use by said city or state officers. In case of fire, Tenant shall give immediate notice to the Landlord, who shall cause the damage to be repaired with all convenient speed; but if the premises be so damaged that use by Tenant will be delayed by more than thirty (30) days, then Tenant shall have the option to terminate and any prepaid rent unaccrued to the time of such damage shall be refunded to Tenant together with Tenant's security deposit.

LANDLORD'S LIEN

         22. Tenant hereby grants to Landlord a landlord's lien, pursuant to Florida statutes, in Tenant's property placed in and upon the premises, for rents and damages which may become due and owing by Tenant.

PROHIBITION AGAINST OTHER LIENS

         23. In accordance with Florida Statutes at 713.10, Tenant is specifically prohibited against contracting for any repairs, construction or

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improvements wherein the premises may be subject to a lien by any laborer, contractor or material supplier. All such persons shall specifically waive any and all lien rights otherwise available under law as a condition precedent to entering the premises, delivering goods and/or performing services. Tenant is specifically not Landlord's agent for any such repair or improvement, and is without authority of any type or kind to commit to contracts on behalf of Landlord, or to subject the premises to any lien. Landlord may cause a short form of this lease to be recorded in the office of the Recording Clerk of the county where the premises are located.

SUBORDINATION AND ATTORNMENT

         Tenant agrees: (a) that, except as hereinafter provided, this Lease is, and all of Tenant's rights hereunder are and shall always be, subject and subordinate to any mortgages or security instruments (collectively called "Mortgage") that now exist, or may hereafter be placed upon the premises or any part thereof, and to all advances made or to be made thereunder and to the interest thereon, and all renewals, replacements, modifications, consolidations, or extensions thereof, now or at any future time, (b) that if the holder of any such Mortgage ("Mortgagee") or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any Mortgage shall at its sole option so request, Tenant will attorn to, and recognize such Mortgagee or purchaser, as the case may be, as Landlord under this Lease for the balance then remaining of the lease Term, subject to all the terms of this Lease Agreement and any extensions thereof; and (c) that the aforesaid provision shall be self operative and no further instrument or document shall be necessary unless required by any such Mortgagee or purchaser in which event Tenant shall execute such instrument or document within ten (10) days after the request therefor. Should Landlord or any Mortgagee or purchaser desire confirmation of such subordination or attornment, as the case may be, Tenant upon written request, and from time to time, will execute and deliver without charge and in form satisfactory to Landlord, the Mortgagee or the purchaser all instruments and/or documents that may be requested to acknowledge such subordination and/or agreement to attorn, in recordable form.

BREACH

         24. Tenant shall breach this lease and shall be considered in default if:

                  (a) Tenant fails to pay any rent due within seven (7) days of the date due, or any late payment penalties due to Landlord; and Landlord's acceptance of any rent paid late does not waive thereby, Landlord's right to such late payment penalty;

                  (b) Tenant fails to perform or comply with any of the covenants or conditions of this lease and such failure continues for a period of thirty (30) days after receipt of notice thereof from Landlord;

                  (c) Breach by Tenant shall be deemed as a notice under paragraph 24(a) as of the date of breach, if such breach is not cured timely by Tenant, as provided in this Lease Agreement;

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                  (d) In the event of Tenant's default on account of failure to pay rent, Landlord shall be entitled to damages as provided herein, inclusive of any late payment penalties accrued earlier but not paid, inclusive of a late payment penalty of $ 150.00 for the rent due but unpaid which caused such default.

         25. In the event of a breach in the lease as set forth above, the rights of the Landlord shall be as follows:

                  (a) Landlord shall have the right to terminate the lease subject to paragraph 26 below, by giving to Tenant not less than ten (10) days notice. On expiration of the time fixed in the notice, the lease shall terminate, except as to Tenant's liability, as of the date fixed in the notice of cancellation; and

                  (b) All notices, demands or writings in this lease shall be deemed to have been fully given when made in writing and deposited in U. S. Mail, certified return receipt requested, to the addresses of the respective parties first stated herein, or at the leased premises. The addresses to which any notice, demand or writing may be given as above provided may be changed by written notice given by such party as above provided.

         26. Neither party shall have the right to cancel this lease for default of the other party unless such default remains for ten (10) days after notice in writing given such defaulting party specifying the nature of the default; provided, however, that if, because of the circumstances beyond the Landlord's control, the Landlord cannot cure the default on his part within such time, and such default does not interfere with Tenant's use, occupancy and quiet enjoyment of the demised premises, then the Landlord shall have reasonable additional time in which to cure such default.

         27. If Tenant holds possession of the premises after the term of this lease, Tenant shall become a Tenant from month to month. Tenant shall continue to be a month to month Tenant until the tenancy shall be terminated by the Landlord or until Tenant has given to Landlord a written notice of at least one
(1) month, prior to the date of termination of the monthly tenancy of Tenant's intention to terminate the tenancy.

         28. If either party notifies the other as provided herein at section 2 of the intention not to extend such lease, then such lease shall terminate on the termination date. Tenant shall timely remove from the premises, and shall leave the premises in good and proper condition. Failure to so remove and leave the premises in good and proper condition shall conclusively establish that:

                  (a)      That Tenant has held over; and

                  (b) That Tenant has knowingly accepted as a month to month rent such sum as may be permitted by statute in respect to the rent provided for herein; and

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                  (c) That such reliance by Landlord shall not impair Landlords right to retake such premises or terminate tenancy or any other right granted by the laws of the State of Florida or in this lease, without regard to this paragraph.

         29. The covenants and condition herein contained shall, subject to the provisions as to assignment, transfer, subletting, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto. All of the parties hereto shall be jointly and severally liable hereunder.

         30. The remedies herein given to the Landlord shall be cumulative and the exercise of any one remedy by the Landlord shall not be to the exclusion of any other remedy.

         31. This lease shall at all times be construed and subject to the laws of the State of Florida. Any provision contained herein which conflicts with such laws shall be construed in the manner required by any such law, and such law shall control in lieu of any provision.

RULES AND REGULATIONS

         32. Landlord may from time to time publish reasonable rules and regulations necessary to maintain the safety, cleanliness, orderliness and good functioning of the premises; and such rules and regulations shall be as binding upon Tenant as if contained herein.

TENANT'S PROPERTY

         33. Landlord shall not be responsible or liable for any property of Tenant, and Tenant shall maintain contents insurance upon said property within the premises. Should Tenant fail to maintain such insurance, then in the event of any loss, unless caused by Landlord's negligence, Landlord shall not be liable, and Tenant hereby waives any claim or right of action against Landlord.

ATTORNEYS' FEES

         34. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, investigatory expenses in addition to any other relief that may be available.

         IN WITNESS WHEREOF, the parties hereto set their hands and seals the day and date set forth above.

Witnessed:                                  "Tenant"
                                            1-800-AutoTow Gulf Coast East, Inc.

/s/ Delmer C. Gowing                        /s/ Steven B. Teeters
---------------------                       -------------------
Delmer C. Gowing                            Steven B. Teeters
Attorney at Law                             Treasurer


                                            "Landlord"

                                            /s/ Walter Terenik
                                            ---------------------
                                            Walter Terenik
                                            Landlord

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